UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[x]	Soliciting Material Under Rule 14a-12

WestRock Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
1)	Title of each class of securities to which transaction applies:
2)	Aggregate number of securities to which transaction applies:
3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4)	Proposed maximum aggregate value of transaction:
5)	Total fee paid:
[ ]	Fee paid previously with preliminary materials
[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

	1)	Amount previously paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

WestRock Overview February 7, 2017

Form of Legend

Cautionary Statement Regarding Forward-Looking Statements

Any statements in this communication about WestRock Company ("WestRock")'s expectations, beliefs, plans or forecasts, including statements regarding the proposed acquisition of Multi Packaging Solutions International Limited ("MPS") by WestRock, the expected timetable for completing the transaction, benefits and synergies of the transaction and future opportunities for the combined company and products and securities, that are not historical facts are forward-looking statements. These statements are typically identified by words or phrases such as "may," "will," "could," "should," "would," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target," "prospects," "potential" and "forecast," and other words, terms and phrases of similar meaning. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties. WestRock cautions readers that a forward-looking statement is not a guarantee of future performance, and actual results could differ materially from those contained in forward-looking statements. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking statements, are the following: the parties' ability to consummate the transaction; the conditions to the completion of the transaction, including the receipt of MPS shareholder approval; the regulatory approvals required for the transaction may not be obtained on the terms expected or on the anticipated schedule; the parties' ability to meet expectations regarding the timing, completion and accounting and tax treatments of the transaction; the possibility that the parties may be unable to achieve expected synergies and operating efficiencies in the arrangement within the expected time-frames or at all and to successfully integrate MPS' operations into those of WestRock; such integration may be more difficult, time-consuming or costly than expected; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the transaction; the retention of certain key employees of MPS may be difficult; WestRock and MPS are subject to intense competition and increased competition is expected in the future; fluctuations in foreign currencies could result in transaction losses and increased expenses; general economic conditions that are less favorable than expected. Additional information and other factors are contained in WestRock's Annual Report on Form 10-K for the fiscal year ended September 30, 2016, recent current report on Form 8-K and recent proxy statement on Schedule 14A filed with the Securities and Exchange Commission ("SEC"). Because the factors referred to above could cause actual results or outcomes to differ materially from those expressed or implied in any forward-looking statements made by WestRock, you should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date of this communication, and WestRock and MPS undertake no obligation to update any forward-looking statement to reflect events or circumstances after such date.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of MPS by WestRock. In connection with the proposed acquisition, MPS intends to file relevant materials with the SEC, including MPS' proxy statement in preliminary and definitive form. **Shareholders of MPS are urged to read all relevant documents filed with the SEC, including MPS' definitive proxy statement, because they will contain important information about the proposed transaction.** Investors and security holders are able to obtain the documents (once available) free of charge at the SEC's web site, http://www.sec.gov. Such documents are not currently available.

Participants in Solicitation

WestRock and its directors and executive officers, and MPS and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of MPS common shares in respect of the proposed transaction. Information about the directors and executive officers of WestRock is set forth in the proxy statement for WestRock's 2017 Annual Meeting of stockholders, which was filed with the SEC on December 16, 2016. Information about the directors and executive officers of MPS is set forth in the proxy statement for MPS's 2016 Annual General Meeting of Members, which was filed with the SEC on October 6, 2016. Investors may obtain additional information regarding the interest of such participants by reading the proxy statement regarding the acquisition (once available).

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WestRock

3 Who is WestRock?

4 Our vision is to be the premier partner and unrivaled provider of winning solutions for our customers. In pursuit of this vision we have developed a strategy that is focused on commercial excellence, enterprise solutions, innovation, performance excellence and talent. Vision and strategy

5 Global operating platform supports local implementation 104 corrugated converting facilities 36 folding carton plants 27 corrugated and consumer mills 24 merchandising display facilities 22 recycling facilities 15 packaging partition plants 3 packaging machinery facilities

6 Business Products Consumer Paperboard Mills • Solid bleached sulfate (SBS) • Coated unbleached kraft (CUK) • Coated recycled board (CRB) • Uncoated recycled board (URB) Folding Carton • Food packaging • Food service packaging • HBA • Labels Beverage • Paperboard multiple packaging • Packaging machinery Partitions & Protective Packaging (RTS) • Solid fiber partitions • Corrugated partitions • Die - cut paperboard Merchandising Displays • Temporary promotional and permanent point - of - purchase displays Consumer Packaging Integrated Consumer Packaging

7 Business Products Containerboard Mills • Virgin and recycled linerboard • White top linerboard • Coated white top linerboard • Corrugated medium • Kraft paper • Pulp (fluff pulp, bleached market pulp, unbleached market pulp) Corrugated Container • Corrugated containers to protect, ship, store and display products • Food service containers • Automated packaging machinery Corrugated Packaging

8 Values INTEGRITY We are honest, ethical and do the right thing. RESPECT We treat one another with respect and earn the respect of others through our actions. ACCOUNTABILITY We are responsible for our work, to our team and for contributing to the success of our company. EXCELLENCE We strive to perform at the highest levels – for ourselves and for our customers, investors and communities.

9 Sustainability principles Performance We are dedicated to continuous improvement and creating value for our customers and our shareholders. Respect A culture that values co - workers, customers, the environment and the communities where we live and work. Environment We are committed to improving the environmental impact of our operations and products, and 100% compliance with environmental laws. Responsible sourcing We are committed to sustainable forestry practices and using responsibly sourced materials for all of our products. The future As we grow, we remain focused on improving all aspects of our business and finding ways to exceed our customers ’ expectations. Innovation We develop products and services that help our customers meet their sustainability goals and support a sustainable value chain.

10 Community WestRock Foundation Everywhere you find WestRock, you'll find the WestRock Foundation, which traces its origins back to 1953. Since then, the Foundation has granted more than $36 million in financial support. Our employees have also donated more than 572,000 hours of community service. Whether we’re giving grants to arts and education programs or donating our own time through volunteerism, we’re building better communities in the regions where we do business. Employee Relief Fund Our Employee Relief Fund provides financial assistance to employees who have suffered hardship due to natural or man - made disaster. When a 100 - year flood hit the site of our Três Barras Mill in Brazil in 2014, for instance, the Fund donated more than $180,000 to help team members recover. Since its creation in 2005, the Fund has raised more than $500,000 about 60% of which came directly from WestRock employees.

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